EXHIBIT 10.2

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TERMINATION AND RELEASE AGREEMENT

Between:

MAINLAND RESOURCES, INC.

And:

AMERICAN EXPLORATION CORPORATION

Mainland Resources, Inc.
21 Waterway Avenue, Suite 300, The Woodlands, Texas, U.S.A., 77380
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TERMINATION AND RELEASE AGREEMENT

WITH RESPECT TO THE MERGER AGREEMENT AND PLAN OF MERGER

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made as of December 21, 2011 (the “Effective Date”)

BETWEEN:

MAINLAND RESOURCES, INC., a company existing under the laws of the State of Nevada, U.S.A.

(“Mainland”);

AND:

AMERICAN EXPLORATION CORPORATION, a company existing under the laws of the State of Nevada, U.S.A.

(“American Exploration”).

WHEREAS:

(A)   Mainland and American Exploration (each a “Party” and, together, the “Parties”) entered into a Merger Agreement and Plan of Merger dated March 22, 2010, as amended by a Letter Agreement dated July 28, 2010, and as further amended by an Amending Agreement dated September 7, 2010, an Amending Agreement dated December 23, 2010, an Amending Agreement dated March 14, 2011, an Amending Agreement dated May 17, 2011, an Amending Agreement dated August 18, 2011, and an Amending Agreement dated October 31, 2011 (as so amended, collectively, the “Merger Agreement”) which, subject to certain conditions, contemplated a merger between the Parties to be effected pursuant to Chapters 78 (Private Corporations) and 92A – Mergers, Conversions, Exchanges and Domestications, of the Nevada Revised Statutes, with Mainland as the surviving corporation;

(B)   The Merger Agreement is subject to termination by either Party under Section 7.3 of the Merger Agreement if certain conditions specified in the Merger Agreement are not satisfied at or before the “Termination Date”, which is defined in Section 1.1 of the Merger Agreement to mean January 31, 2012, or such later date as may be mutually agreed by the Parties;

(C)   Pursuant to Section 7.3 of the Merger Agreement, the Merger Agreement may be terminated by the mutual agreement of the Parties (without further action on the part of the American Exploration Shareholders) anytime prior to the filing of the Articles of Merger; and

(D)   The Parties wish to terminate the Merger Agreement as described in this Agreement;

THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, the Parties covenant and agree as follows:

Certain Definitions

1.      Capitalized terms not otherwise herein defined shall have the meaning ascribed to them in the Merger Agreement.

Agreement to Terminate the Merger Agreement and Mutual Release

2.      Pursuant to and in accordance with Section 7.3 of the Merger Agreement, the Parties hereby mutually agree to the termination of the Merger Agreement as of the Effective Date first written above.

3.      Each Party hereby agrees to release the other Party hereto from any further liability to perform such other Party’s obligations under the Merger Agreement.  For the avoidance of doubt, the Parties acknowledge and agree that Mainland shall have no obligation under the Merger Agreement or otherwise to issue any Mainland Shares, any Mainland Exchange Options or any Mainland Exchange Warrants and including to, but not limited to, the American Exploration Option holders as set forth in Schedule “A” to this Agreement.

Promissory Note

4.      The Parties acknowledge and agree that, contemporaneously with the execution and delivery of this Agreement, the Parties shall enter into a new promissory note (the “Promissory Note”) evidencing American Exploration’s current obligation to pay to Mainland Resources U.S. $67,002.73; comprised of U.S. $60,000 in principal and U.S. $7,002.73 in accrued interest; pursuant to that certain promissory note entered into by and between the Parties dated September 27, 2010, as amended by Amendment No. 1 thereto dated December 23, 2010, as further amended by Amendment No. 2 thereto dated March 30, 2011, as further amended by Amendment No. 3 thereto dated May 17, 2011, as further amended by Amendment No. 4 thereto dated August 18, 2011, and as further amended by Amendment No. 5 thereto dated October 31, 2011 (such Promissory Note, as amended, being, collectively, the “Original Promissory Note”).  The Promissory Note shall supersede and replace the Original Promissory Note.

Entire Agreement

5.      This Agreement constitutes the entire agreement between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise between the Parties with respect to the subject matter of this Agreement.  Nothing in this Section 5 will limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Agreement that is executed and delivered contemporaneously with or pursuant to this Agreement and including, but not limited to, the Promissory Note referred to in Section 4 above.

Governing Laws

6.      This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada, and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

Counterparts

7.      This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the Parties, and each of which will together be deemed to be an original, notwithstanding that each Party is not a signatory to the same counterpart.

Headings

8.      The descriptive headings of the several Sections of this Agreement were formulated, used and inserted in this Agreement for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF this Agreement has been executed by the Parties effective as of the Effective Date first above written.

MAINLAND RESOURCES, INC.	AMERICAN EXPLORATION CORPORATION

/s/ William D. Thomas	/s/ Steven Harding
William D. Thomas	Steven Harding
Chief Financial Officer	President and CEO

Schedule “A”

American Exploration Options now terminated

As set forth in Section 3 of the Termination and Release Agreement of which this Schedule “A” forms a part, and for the avoidance of doubt, Mainland shall have no obligation under the Merger Agreement or otherwise to issue any Mainland Shares, any Mainland Exchange Options or any Mainland Exchange Warrants and including to, but not limited to, the American Exploration Option holders as set forth below.

American Exploration Options

American Exploration Option holder	Number of American Exploration Shares Under Option	Exercise Price (U.S. $)	Expiry Date
Cory Bass	50,000	$0.80	Sept. 25, 2019
Moni Minhas	100,000	$0.80	Sept. 14, 2019
Marc Bustin	100,000	$0.80	Sept. 14, 2019
Brian Manko	150,000	$0.80	Sept. 14, 2019
David Sidoo	250,000	$0.80	Sept. 14, 2019
Herb Dhaliwal	300,000	$0.80	Sept. 25, 2019
Dev Randhawa	750,000	$0.80	Sept. 14, 2019
Steve Harding	1,000,000	$0.80	Sept. 14, 2019
Herb Dhaliwal	50,000	$0.13	March 14, 2021
Moni Minhas	50,000	$0.13	March 14, 2021
Herb Dhaliwal	400,000	$0.09	May 10, 2021
Moni Minhas	400,000	$0.09	May 10, 2021
Brian Manko	150,000	$0.09	May 10, 2021
Diane Dalmy	150,000	$0.09	May 10, 2021
Total:	3,900,000
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